SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2000

SOHU.COM INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7 Jianguomen Nei Avenue
Suite 1519, Tower 2
Bright China Chang An Building
Beijing 100005
People’s Republic of China
(Address, including zip code, of registrant’s principal executive offices)

(011) 8610-6510-2160
(Registrant’s Telephone Number, Including Area Code)

Item 2.    Acquisition or Disposition of Assets

               As previously disclosed in a Current Report on Form 8-K filed on November 2, 2000, on October 18, 2000, Sohu.com Inc. (" Sohu") completed its acquisition of all of the capital stock of ChinaRen, Inc., a California corporation ("ChinaRen"), by means of a merger (the "Merger") of Alpha Sub Inc., a California corporation ("Merger Sub"), with and into ChinaRen, pursuant to the Agreement and Plan of Merger dated as of September 13, 2000 among Sohu, Merger Sub and ChinaRen. As a result of the Merger, ChinaRen became a wholly owned subsidiary of Sohu. The Merger was effected by the filing of an agreement of merger with the Secretary of State of California on October 18, 2000. ChinaRen is a Web portal directed at residents of the People's Republic of China.

              The financial statements of ChinaRen required to be filed in connection with the acquisition pursuant to Items 7(a) and 7(b) of Form 8-K are included herewith.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               (a) Financial Statements of Business Acquired.

      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of ChinaRen, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareholders' equity (deficit) present fairly, in all material respects, the financial position of ChinaRen, Inc. (the "Company'') and its subsidiary as at December 31, 1998 and 1999 and the results of their operations and their cash flows for the period from November 30, 1998 (the date of inception) to December 31, 1998 and for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSE COOPERS

Beijing, People's Republic of China
December 15, 2000

CHINAREN, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of US dollars, except share data)

	December 31, 1998	December 31, 1999	September 30, 2000
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$—	$ 147	$ 606
Accounts receivable	—	—	87
Advance to suppliers	—	94	128
Prepaid expenses	—	23	208
Other receivables	—	122	177

Total current assets	—	386	1,206
Fixed assets, net	—	302	2,105
Other assets, net	—	23	35

	$—	$ 711	$ 3,346

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term loans	$—	$ 200	$ 6,793
Bank overdraft	—	—	130
Accounts payable	—	15	63
Accrued liabilities	1	247	2,637

Total current liabilities	1	462	9,623
Commitments and contingencies (Note 10)

Subscriptions for Series B Convertible Preferred Stock	—	849	—

Shareholders’ equity (deficit):
Preferred Stock: No par value (0, 5,000,000, and 8,000,000 shares of Preferred Stock authorized at December 31, 1998 and 1999 and September 30, 2000 (unaudited)):
Series A Convertible Preferred Stock: No par value (0, 2,540,000, and 2,540,000 shares issued and outstanding at December 31, 1998 and 1999 and September 30, 2000 (unaudited))	—	254	254
Series B Convertible Preferred Stock: No par value (0, 0, and 3,849,167 shares issued and outstanding at December 31, 1998 and 1999 and September 30, 2000 (unaudited))	—	—	4,619
Common Stock: No par value (1,000, 15,000,000, and 20,000,000 shares authorized at December 31, 1998 and 1999 and September 30, 2000 (unaudited); 0, 7,613,331 and 7,640,037 shares issued and outstanding at December 31, 1998, and 1999 and September 30, 2000 (unaudited))	—	45	3,506
Cumulative translation adjustment	—	—	(1)
Accumulated deficit	(1)	(899)	(14,655)

Total shareholders’ equity (deficit)	(1)	(600)	(6,277)

	$—	$ 711	$ 3,346

The accompanying notes are an integral part of these consolidated financial statements.

CHINAREN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands of US dollars)

			Nine Months Ended
	Period from November 30, 1998 (Date of Inception) to December 31, 1998	Year Ended December 31, 1999	September 30, 1999	September 30, 2000
			(Unaudited)	(Unaudited)
Revenues	$—	$ —	$ —	$ 95
Cost of revenues	—	123	12	1,653

Gross profit	—	(123)	(12)	(1,558)
Operating expenses:
Product development	—	432	206	1,122
Sales and marketing	—	221	54	5,811
General and administrative	1	122	78	1,443
Stock-based compensation	—	—	—	360

Total operating expenses	1	775	338	8,736

Operating loss	(1)	(898)	(350)	(10,294)
Interest expense, net	—	—	—	(2,307)

Net loss	(1)	(898)	(350)	(12,601)
Beneficial conversion feature on Series B Convertible Preferred Stock	—	—	—	(1,155)

Net loss attributable to common stockholders	$(1)	$(898)	$(350)	$(13,756)

The accompanying notes are an integral part of these consolidated financial statements.

CHINAREN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of US dollars)

			Nine Months ended
	Period from November 30, 1998 (Date of Inception) to December 31, 1998	Year Ended December 31, 1999	September 30, 1999	September 30, 2000
			(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$ (1)	$(898)	$ (350)	$(12,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	14	2	252
Stock-based compensation expense	—	—	—	360
Issuance of common stock in exchange for services	—	10	10	—
Issuance of common stock in exchange for interest expense	—	—	—	43
Interest expense waived by shareholders	—	—	—	35
Non-cash beneficial conversion feature charge on bridge loan	—	—	—	1,868
Changes in assets and liabilities:
Accounts receivable	—	—	—	(87)
Advance to suppliers	—	(94)	(9)	(34)
Prepaid expenses	—	(23)	(8)	(185)
Other receivables	—	(122)	—	(55)
Accounts payable	—	15	16	48
Accrued liabilities	1	246	124	2,390

Net cash used in operating activities	—	(852)	(215)	(7,966)
Cash flows from investing activities:
Acquisition of fixed assets	—	(316)	(131)	(2,053)
Acquisition of other assets	—	(23)	—	(15)

Net cash used in investing activities	—	(339)	(131)	(2,068)
Cash flows from financing activities:
Issuance of Series A Convertible Preferred Stock	—	254	254	—
Subscriptions for Series B Convertible Preferred Stock	—	849	389	1,156
Issuance of Series B Convertible Preferred Stock	—	—	—	1,189
Issuance of Common Stock	—	35	35	—
Short-term loans	—	275	75	8,018
Repayment of short-term loans	—	(75)	—	—
Bank overdraft	—	—	—	130

Net cash provided by financing activities		1,338	753	10,493
Net increase in cash and cash equivalents	—	147	407	459
Cash and cash equivalents at beginning of period	—	—	—	147

Cash and cash equivalents at end of period	$ —	$147	$ 407	$ 606

The accompanying notes are an integral part of these consolidated financial statements.

CHINAREN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(Amounts in thousands of US dollars, except share data)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Cumulative Translation Adjustment	Accumulated Deficit	Total Shareholders’ Equity
	Shares Issued	Amount	Shares Issued	Amount	Shares Issued	Amount
Balance, November 30, 1998 (date of inception)	—	$ —	—	$ —	—	$ —	$ —	$ —	$ —
Net Loss	—	—	—	—	—	—	—	(1)	(1)

Balance, January 1,1999	—	$ —	—	$ —	—	$ —	$ —	$ (1)	$ (1)
Issuance of common stock	—	—	—	—	7,613,331	45	—	—	45
Issuance of Series A Convertible Preferred stock	2,540,000	254	—	—	—	—	—	—	254
Net Loss	—	—	—	—	—	—	—	(898)	(898)

Balance, December 31, 1999	2,540,000	$254	—	$ —	7,613,331	$ 45	$ —	$ (899)	$ (600)
Issuance of common stock	—	—	—	—	26,706	43	—	—	43
Issuance of Series B Convertible Preferred stock	—	—	990,625	1,189	—	—	—	—	1,189
Subscriptions converted to Series B Convertible Preferred Stock	—	—	1,671,042	2,005	—	—	—	—	2,005
Short term loan converted to Series B Convertible Preferred Stock	—	—	1,187,500	1,425	—	—	—	—	1,425
Interest expense waived by shareholders	—	—	—	—	—	35	—	—	35
Beneficial conversion feature on bridge loan	—	—	—	—	—	1,868	—	—	1,868
Compensatory stock options	—	—	—	—	—	360	—	—	360
Beneficial conversion feature on Series B Convertible Preferred Stock	—	—	—	—	—	1,155	—	(1,155)	—
Foreign currency translation adjustments	—	—	—	—	—	—	(1)		(1)
Net Loss	—	—	—	—	—	—	—	(12,601)	(12,601)

Balance, September 30, 2000	2,540,000	$254	3,849,167	$4,619	7,640,037	$3,506	$ (1)	$(14,655)	$ (6,277)

The accompanying notes are an integral part of these financial statements.

CHINAREN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization and Nature of Operations

       ChinaRen, Inc. (the "Company" or "ChinaRen'') was incorporated in California, USA in November 1998 under the name of Sweet Networks Inc. The Company changed its name to ChinaRen, Inc. on August 18, 1999. The Company does not have any substantive operations of its own and substantially all of its primary business operations are conducted through its wholly-owned subsidiary, Sandhill Information Technology (Beijing) Co., Ltd., which was incorporated in the People's Republic of China during 1999. The Company offers internet-based advertising and content through its internet portal site, ChinaRen.com. The Company conducts its business within one industry segment and markets its products and services to clients primarily in the People's Republic of China.

2.   Acquisition by Sohu.com, Inc. (Unaudited)

       On October 18, 2000 (the "Merger Date"), Sohu.com, Inc. ("Sohu") acquired the Company for approximately $32,991,000, including acquisition costs, by means of a merger (the "Merger") of Alpha Sub Inc., a California corporation ("Merger Sub"), with and into ChinaRen, pursuant to the Agreement and Plan of Merger dated as of September 13, 2000 (the "Merger Agreement") among Sohu, Merger Sub and ChinaRen. As a result of the Merger, ChinaRen became a wholly-owned subsidiary of Sohu.

       Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger,

(i)	each outstanding share of common stock of ChinaRen was converted into 0.164837 shares of Sohu common stock (subject to payment of cash in lieu of any fractional shares);

(ii)	each outstanding share of Series A Preferred Stock of ChinaRen was converted into 0.181011 shares of Sohu common stock (subject to payment of cash in lieu of any fractional shares); and

(iii)	each outstanding share of Series B Preferred Stock of ChinaRen was converted into 0.413870 shares of Sohu common stock (subject to payment of cash in lieu of any fractional shares).

       The Company has significant operating losses and is dependant on the continued financial support from Sohu. Sohu has pledged to continue to provide financial support and the financial statements have been prepared on a going concern basis.

3.  Summary of Significant Accounting Policies

(a) Accounting Standards

       The consolidated financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America. The financial statements reflect the historical operations and financial position of the Company and do not include any adjustments to the historical cost basis of assets and liabilities arising from the acquisition of the Company by Sohu.

(b) Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary incorporated in the People's Republic of China. All intercompany balances and transactions have been eliminated.

(c) Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(d) Cash and cash equivalents

          The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

(e) Fixed assets and depreciation

          Fixed assets, comprising computer hardware, office furniture and equipment and leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to five years.

(f) Impairment of long-lived assets

          The Company reviews for potential impairment of long-lived assets based upon expected gross cash flows and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable.

(g) Product development

          Cost incurred in the enhancement of the Company's website within internet properties and enhancements to existing products are charged to product development expense as incurred. Software development costs incurred during the application development stage, including the costs related to the development of the Company's website, are expensed during the period they are incurred.

(h) Foreign currency translation

          Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Foreign currency transaction gains and losses were not material for any period presented.

          The Company's functional and reporting currency is the U.S. dollar. The functional currency of the Company's subsidiary in China is the Chinese Renminbi (``RMB''). Sales and purchases and other expense transactions are generally denominated in RMB. Accordingly, assets and liabilities of the Company's subsidiary are translated at the current exchange rate in effect at the balance sheet date and revenues and expenses are translated at the average exchange rates in effect during the reporting period. Gains and losses resulting from foreign currency translation are recorded in a separate component of shareholders' equity.

(i) Advertising expense

          Advertising expenses are charged to the income statement when incurred. Included in sales and marketing expenses are advertising costs of $98,000, $6,000 (unaudited), and $4,618,000 (unaudited) for the year ended December 31, 1999 and for each of the nine months ended September 30, 1999 and 2000 respectively. Prior to 1999, the Company incurred no advertising costs.

(j) Revenue recognition

          The Company's revenues are derived principally from the sale of banner advertisements pursuant to short-term contracts. Revenues on banner advertising contracts are recognized ratably over the period in which the advertisement is displayed.

          For all Company services, revenue is only recognized provided that no significant Company obligations remain at the end of the period and the collection of the resulting receivable is probable.

          To date, the Company has not recorded any revenues from barter transactions.

(k) Cost of revenues

          Amounts paid to content providers are expensed as incurred and included as cost of revenues. Contracts with content providers generally are 12 months in duration and may be terminated by either party upon notice. Certain contracts provide for a fixed fee to be paid to the content provider over a specified period of time; such fixed fees are charged to expense over the period in which content is received.

(l) Stock-based compensation

          The Company accounts for stock-based employee compensation arrangements in accordance with APB No. 25, ``Accounting for Stock Issued to Employees'' (``APB No. 25''), and complies with the disclosure provisions of SFAS No. 123, ``Accounting for Stock-Based Compensation'' (``SFAS No. 123''). In general, compensation cost under APB No. 25 is recognized based on the difference, if any, between the estimated fair value of the Company's common stock and the amount an employee must pay to acquire the stock, as determined on the date the option is granted. Total compensation cost as determined at the date of option grant is recorded in Shareholders' Equity as Common Stock with an offsetting entry to Deferred Compensation. Deferred Compensation, if any, will be amortized on an accelerated basis and charged to expense in accordance with FASB Interpretation No. 28 ("FIN 28") over the vesting period of the underlying options.

(m) Income taxes

          Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. As the Company has incurred losses since inception and a full valuation reserve has been provided against gross deferred tax assets, no provision for income taxes has been made.

(n) Interim results (unaudited)

          The accompanying balance sheet as of September 30, 2000 and the statements of operations and of cash flows for each of the nine months ended September 30, 1999 and 2000 and the statement of shareholders' equity for the nine months ended September 30, 2000 are unaudited. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the results of the interim period. The data disclosed in the notes to the financial statements as of such date and for such period are unaudited.

(o) Comprehensive income

          Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, there was no difference between comprehensive loss and net loss prior to December 31, 1999. For the nine months ended September 30, 2000, there was $1,000 (unaudited) of foreign currency translation adjustments. Accordingly, comprehensive loss did not differ materially from net loss for the periods presented.

4.   Risks and Uncertainties

          Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Substantially all of the Company's cash and cash equivalents is held in two financial institutions; one institution is a federally insured financial institution located in the United States and the second institution is located in the People's Republic of China. At various times, the Company maintains cash balances in excess of United States federally insured limits or in institutions in the People's Republic of China. Accounts receivable are typically unsecured, denominated in Chinese RMB, and are derived from revenues earned from customers primarily located in the People's Republic of China.

          The Company's client base is limited. Revenues from the Company's five largest customers represented 69% of total revenues for the nine months ended September 30, 2000 (unaudited).

          The Company's sales and purchase and expense transactions are generally denominated in RMB and a significant portion of the Company's assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the Bank of China. Remittances in currencies other than RMB by the Company's subsidiary in China must be processed through the Bank of China or other PRC foreign exchange regulatory bodies and require certain supporting documentation in order to effect the remittance.

          The Company faces certain macro-economic and regulatory risks and uncertainties relating to the Company's China operations (see Note 10).

5.    Balance Sheet Components

(Amounts in thousands of US dollars)

	December 31, 1998	December 31, 1999	September 30, 2000
			(Unaudited)
Fixed assets
Computer equipment	$ —	211	2,054
Office furniture and equipment	—	40	130
Leasehold improvements	—	65	185

	—	316	2,369
Accumulated depreciation	—	(14)	(264)

	$ —	302	2,105

Accrued liabilities
Compensation and benefits	$ —	202	389
Professional services	—	—	465
Advertising	—	—	1,092
Others	1	45	691

	$ 1	247	2,637

6.    China Contribution Plan and Profit Appropriation

          The Company’s subsidiary in China participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company’s subsidiary to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution. During the year ended December 31, 1999 and each of the nine months ended September 30, 1999 and 2000, the Company contributed a total of $38,000, $9,000 (unaudited) and $375,000 (unaudited), respectively, to these funds. No amount was contributed prior to 1999.

          Pursuant to the laws applicable to China’s Foreign Investment Enterprises, the Company’s subsidiary in China must make appropriations from after-tax profit to non-distributable reserve funds as determined by the Board of Directors. These reserve funds include a (i) general reserve, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under PRC GAAP); the other fund appropriations are at the Company’s discretion and the Company has elected not to make a contribution to such funds. Since the Company’s PRC subsidiary is in a loss position, no appropriations have been made to the general reserve fund.

7.    Short-term Loans

(a)   $1,425,000 Convertible Notes

          As of December 31, 1999, $200,000 of advances from lenders had been made pursuant to Bridge Loan Agreements executed on January 10, 2000. Upon execution of the Agreement, the Company issued $1,425,000 (unaudited) of Convertible Notes bearing interest of 15% due January 10, 2001. The Convertible Notes were convertible into Series B Preferred Stock at $1.20 per share upon a private placement or at the lender’s option after 90 days. On February 29, 2000, the principal of $1,425,000 was converted into 1,187,500 of Series B Preferred Stock (unaudited). Accrued interest of $43,000 (unaudited) was converted into 26,706 shares of common stock.

(b)     Short-term Loan (Unaudited)

          In April 2000, the Company entered into a $193,000 short-term loan agreement with a PRC financial institution. The loan was denominated in Renminbi and bore annual interest at 6.2%. There was $200,000 of cash held in a compensating account as back-to-back deposit. At September 30, 2000, the amount of interest and principal outstanding was $199,000. This amount was fully repaid in October 2000.

(c)     $5,600,000 Convertible Notes (Unaudited)

          Pursuant to a Bridge Loan Agreement dated April 19, 2000, the Company borrowed $5,600,000 (unaudited) through the issuance of convertible promissory notes to certain holders of Series B Preferred Stock (the "Lenders"). The loan bore interest at an annual rate of 15%, was payable on demand, matured on June 30, 2000 and included covenants to hire a Chief Financial Officer and use best efforts to close and obtain financing pursuant to a private placement of the Company's Series C Preferred Stock ("Series C Stock") prior to the maturity date. Upon the receipt by the Company of the purchase price for the equity securities sold in the first private placement occurring after April 19, 2000, each Lender had the option to convert the principal plus accrued interest owed to it into a number of shares of Series C Stock equal to the accrued principal and interest divided by 60% of the purchase price for each share of Series C Stock. In the event the private placement of the Series C Stock did not occur before June 30, 2000 and the Company was unable to repay the principal plus accrued interest, the Company was required to issue to the Lender an amount of common stock equal to 1.041 times the aggregate amount of (i) all outstanding shares of common stock, (ii) all shares of common stock that would be issuable upon conversion of all outstanding preferred stock and warrants and (iii) all reserved shares for options, whether exercised or not.

          On July 7, 2000, the Company and Lenders signed a Memorandum of Understanding whereby the Lenders agreed to amend the conversion terms as follows:

  a)     if the Company executed, prior to August 6, 2000, a binding letter of intent, or by August 15, 2000, a definitive sale and purchase agreement, to sell the Company or obtain financing through the sale of its Series C Stock, the conversion price would be equal to the lower of (i) $2 per share of common stock, (ii) 60% of the price per share of common stock in the sale of the Company or (iii) 60% of the price per share of the Series C Stock sold in a Series C Stock financing of at least $5,000,000 (a "Qualified Series C Stock Financing"), as applicable;

  b)     if the Company executed, between August 16, 2000 and September 15, 2000, a definitive sale and purchase agreement to sell the Company or obtain financing through the sale of its Series C Stock, the conversion price would be equal to the lower of (i) $1.20 per share of common stock, (ii) 60% of the price per share of common stock in the sale of the Company or (iii) 60% of the price per share of the Series C Stock sold in a Qualified Series C Stock Financing, as applicable;

  c)     if the Company executed, after September 15, 2000, a definitive sale and purchase agreement to sell the Company or obtain financing through the sale of its Series C Stock, the conversion price would be equal to the conversion rate specified in the Bridge Loan Agreement.

             Pursuant to a September 13, 2000 amendment to the Bridge Loan Agreement, the parties agreed that:

  a)     interest would cease to accrue subsequent to September 15, 2000; and

  b)    the entire amount of the loan ($5,600,000 plus $348,000 in accrued interest) would be automatically converted on the Merger Date into 6,608,519 shares of the Company's common stock at a per share price equal to $0.90.

             This amended conversion ratio of $0.90 per share represents a beneficial conversion feature with respect to the Bridge Loan; accordingly, the Company has recorded a charge of $1,868,000 which has been classified as interest expense (non-cash) on the Company's Consolidated Statement of Operations for the nine months ended September 30, 2000. The Company recorded interest expense of $35,000 for the interest free period as a capital contribution.

(d)      Interim Loan (Unaudited)

           On September 20, 2000, the Company entered into a $2,000,000 (unaudited) interim loan agreement with Sohu.com Inc. as lender, the Company as borrower, and Joseph Chen, Nick Yang and Yunfan Zhou, the three founding shareholders of the Company, as Pledgors ("Pledgors"), to obtain working capital financing prior to the Merger Date. The interim loan was repayable on the earlier of the effective time of the merger and the termination date (as defined in the Merger Agreement), and bore interest at 18% per annum. As security for the performance in full of the obligations of the Company, the Pledgors granted a first priority security interest in 7,459,998 no par value shares of the Company's common stock and the Chinaren.com domain name. The security interest expired on the Merger Date. At September 30, 2000, $1,000,000 in principal and $4,000 in interest was outstanding. Between September 30, 2000 and the Merger Date, an additional $800,000 was loaned to the Company. Subsequent to the Merger Date, the terms of the interim loan agreement were amended to make the interim loan non-interest bearing. As of November 30, 2000, total principal and interest due to Sohu.com Inc. under the interim loan agreement was $1,816,000.

8.      Subscriptions for Series B Convertible Preferred Stock

          At December 31, 1999, the Company had received payment of $849,000 related to subscriptions for the issuance of Series B Preferred Stock, pursuant to the Series B Preferred Shares Purchase Agreement dated February 29, 2000 with certain investors.

         On February 23, 2000, the Company received additional payment of $1,156,250 (unaudited) related to subscriptions for the issuance of Series B Preferred Stock. On February 29, 2000, all subscriptions totaling $2,005,250 were converted into 1,671,042 shares of Series B Preferred Stock.

9.      Capital Stock

(a)     Series A Convertible Preferred Stock

          As of December 31, 1999, there were 2,540,000 shares of Series A Preferred Stock (``Series A Stock'') authorized, issued and outstanding. Prior to the Merger Date, the holders of Series A Stock had various rights and preferences as follows:

Voting

          Each holder of Series A Stock was entitled to one vote and to vote with the holders of common stock as a single class, except with respect to those matters required by law to be submitted to a separate class or series vote.

Dividends

          The holders of Series A Stock had a non-cumulative right to participate in and receive the same dividends as were declared for common stockholders, as and if declared by the Board of Directors. The Series A Stock and the Series B Preferred Stock ranked pari passu with respect to dividends and distributions. No dividends have been declared on the Series A Stock.

Liquidation

          In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Stock were entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $0.10 per share, plus declared but unpaid dividends.

Conversion

          Each share of Series A Stock was convertible at the holder's option into shares of common stock on a one for one basis. The Series A Stock was automatically convertible into common stock, at the then applicable conversion rate, upon (i) the closing of an underwritten public offering of shares of common stock of the Company at a public offering price of at least $6.00 per share and gross proceeds to the Company in excess of $50,000,000 or (ii) a share for share merger or consolidation of the Company into or with another Company in which the Company was not the continuing or surviving entity.

(b)     Series B Convertible Preferred Stock (Unaudited)

          At September 30, 2000, there were 3,849,167 shares of Series B Preferred Stock ("Series B Stock'') issued and outstanding and 4,849,167 shares were authorized. The Series B Stock was issued on February 29, 2000 at $1.20 per share for total proceeds of $4,619,000. Prior to the Merger date, the holders of Series B Stock had various rights and preferences as follows:

Voting

          Each holder of Series B Stock had voting rights equal to the number of shares of common stock then issuable upon the conversion of such holder's Series B Stock into common stock. Each holder of Series B Preferred Stock was generally entitled to vote together with the holders of common stock.

Dividends

          No dividends, whether in cash, in property or in shares of the common stock of the Company were to be declared on outstanding shares of common stock unless the Board of Directors declared a dividend for Series B Stock. If dividends on Series B Stock were declared, dividends would be allocated to Series B Stock based on the equivalent number of shares of common stock into which such Series B Stock could be converted. The Series A Stock and Series B Stock ranked pari passu with respect to dividends and distributions. The Board through September 30, 2000 has declared no dividends on Series B Stock.

Liquidation

          In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock were entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A Stock or common stock, an amount equal to $1.20 per share of Series B Stock, plus declared but unpaid dividends. Had the Company's legally available assets been insufficient to satisfy the liquidation preferences, the entire amount of assets was to be distributed ratably to the holders of Series B Stock.

Conversion

          Each share of Series B Stock was convertible, at the option of the holder, into one share of common stock. The Series B Stock was automatically convertible into common stock, at the then applicable conversion rate, upon (i) the closing of an underwritten public offering of shares of common stock of the Company at a public offering price of at least $6.00 per share and gross proceeds to the Company in excess of $50,000,000 or (ii) a share for share merger or consolidation of the Company into or with another Company in which the Company was not the continuing or surviving entity.

          Due to the September 13, 2000 amendment to the Bridge Loan Agreement (see Note 7) whereby the Company agreed to convert the outstanding principal and interest under the Bridge Loan into shares of common stock at a conversion rate of $0.90 per share, the conversion ratio for the Series B Stock was reduced accordingly from $1.20 per share to $0.90 per share. This change in the conversion ratio represented a beneficial conversion feature relative to the Series B Stock; accordingly, using the contractual conversion rate for the Series B Stock, the Company has recorded a deemed distribution to the holders of the Series B Stock in the amount of $1,155,000 for the nine months period ended September 30, 2000.

Warrants

          In connection with the issuance of the Company's Series B Stock, the Company issued warrants for the purchase of 1,000,000 shares of Series B Stock at an exercise price of $2.00 per share. These warrants were cancelled in connection with the Merger.

10.     Commitments and Contingencies

          As of December 31, 1999 and September 30, 2000, the Company had future minimum rental lease payments under operating leases as follows:

(Amount in thousands of US dollars)

	December 31, 1999	September 30, 2000
		(Unaudited)
2000	126	107
2001	154	438
2002	2	40

	282	585

          The Company recognized $28,000, $12,000 (unaudited) and $281,000(unaudited) of rent expense for the year ended December 31, 1999 and the nine months ended September 30, 1999 and 2000, respectively.

          The Chinese market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate an internet business and to conduct on-line advertising in the People's Republic of China. Though the People's Republic of China has, since 1978, implemented wide range market-oriented economic reforms, continued reforms and progress towards a full market-oriented economy are uncertain. In addition, the telecommunication, information, and media industries remain highly regulated. Restrictions are currently in place or are unclear regarding in what specific segments of these industries foreign owned entities, like the Company, may operate. The Company's legal structure and scope of operations in China could be subjected to restrictions that could result in severe limits to the Company's ability to conduct business in the People's Republic of China.

11.     Income Taxes

          The Company is subject to taxes in both the United States and the People's Republic of China. The Company's subsidiary in China is governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the "PRC Income Tax Law''). Pursuant to the PRC Income Tax Law, wholly owned foreign enterprises are subject to income tax at a statutory rate of 33% (30% State income tax plus 3% local income tax) on PRC taxable income. The Company is in a loss position in both the U.S. and China. No provision or benefit for income taxes has been provided for the period. The following is a reconciliation between the U.S. federal statutory rate and the Company's effective tax rate:

December 31, 1999
U.S. federal statutory rate:	(34%)
Foreign tax difference from U.S. rate	1%
Permanent book-tax differences	3%
Valuation allowance for deferred tax assets	30%
0%

          Significant components of the Company's deferred tax assets and liabilities consist of the following:

             (Amount in thousands of US dollars)

December 31, 1999
Deferred tax assets:
Net operating loss carry forwards	123
Other book-tax basis differences	117

Total deferred tax assets	240
Valuation allowance	(240)

Net deferred tax assets	—

          The Company has provided a full valuation allowance against net deferred tax assets due to the uncertainty surrounding their realization.

          As of December 31, 1999, the Company had federal net operating loss ("NOL'') and Chinese NOL of approximately $151,000 and $216,000 respectively, available to offset future federal and Chinese income tax liabilities, respectively. The U.S. NOL will expire in 2020 and the Chinese NOL will expire in 2005. The utilisation of a portion or all of the federal NOL is subject to Section 382 of the Internal Revenue Code. This section establishes an annual limitation, based on changes in the Company's ownership, on the amount of taxable income which may be offset by these tax attributes. There may be similar limitations on future usage of the Chinese NOL to offset any taxable income in China.

12.     Financial Instruments

          The carrying amount of the Company's cash and cash equivalents approximates their fair value due to the short maturity of those instruments. The carrying value of receivables and payables approximated their market values based on their short-term maturities.

13.     Stock Options

          The Company has adopted a stock option plan, which provides for the issuance of up to 3,000,000 shares of common stock. The stock option plan allows for the grant of incentive stock options, qualified within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, and non-qualified stock options, do not so qualify.

          Stock options issued under the Company's stock option plan generally have a life of five years after the grant date. Most stock option grants have a four-year vesting period, commencing one year after grant date in a straight-line manner. Vesting accelerates as to unvested options, for certain key employees, upon the execution of an agreement to effect a change in control of the Company.

          No options were reserved or outstanding as at December 31, 1998, and 3,000,000 shares of common stock were reserved for issuance under the Company's stock option plan in September 1999. 2,263,000 and 1,648,700 (unaudited) options were available for grant under the plan at December 31, 1999 and September 30, 2000, respectively.

           The following table summarizes the Company’s stock option activity:

	Year Ended December 31, 1999		Nine Months Ended September 30, 2000
	Options Outstanding	Weighted Average Exercise Price ($)	Options Outstanding	Weighted Average Exercise Price ($)
			(Unaudited)
Outstanding at beginning of period	—	—	737,000	$0.50
Granted	762,000	$0.50	1,033,300	$0.85
Cancelled	(25,000)	$0.50	(419,000)	$0.57

Outstanding at period end	737,000	$0.50	1,351,300	$0.75

Options Outstanding at December 31, 1999			Options Exercisable at December 31, 1999
Number Outstanding	Remaining Contractual Life	Exercise Price ($)	Number Outstanding	Exercise Price ($)
737,000	5	$ 0.50	—	—

Options Outstanding at September 30, 2000			Options Exercisable at September 30, 2000
(Unaudited)			(Unaudited)
Number Outstanding	Remaining Contractual Life	Exercise Price ($)	Number Outstanding	Exercise Price ($)
400,000	5	$ 0.30	400,000	$0.30
422,500	4	$ 0.50	95,508	$0.50
528,800	5	$ 1.20	—	—

          Stock-based compensation. There was no stock-based compensation recognized by the Company prior to January 1, 2000. During the nine months ended September 30, 2000, the Company recognized stock-based compensation totaling $360,000 relating to options granted to general and administrative employees with an exercise price, less than the estimated fair value of common stock at the option grant date.

          Minimum value disclosures. The Company calculated the minimum value of stock option grants on the date of grant using the Black-Scholes pricing method with the following assumptions:

Year Ended December 31, 1999
Risk-free interest rate	6.50%
Expected life (years)	4
Expected dividend yield	0
Volatility	0%
Weighted average grant date fair value of options granted	$0.3-$1.2

        Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the stock option awards as prescribed by SFAS No. 123, the Company's net loss attributable to common stock would have resulted in the pro forma amounts disclosed below:

Year Ended December 31, 1999
Net loss attributable to common shareholders:
As reported	$ (898,000)
Pro forma	$ (1,476,000)

       The effects of applying SFAS No. 123 methodology in this pro forma disclosure may not be indicative of future amounts.

          On the Merger Date, the Company's 1,340,300 outstanding options were exchanged for options to purchase 221,002 shares of Sohu.com Inc.'s common stock.

14.    Recent Accounting Pronouncement

          In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B to defer the effective date of the implementation of SAB No. 101 until the last quarter of 2000 with earlier application encouraged. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

(b)    Pro Forma Financial Information.

         The following unaudited pro forma consolidated balance sheet as of September 30, 2000 and unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the Merger described in Item 2. The unaudited pro forma consolidated balance sheet was prepared to reflect the acquisition of ChinaRen as if it had occurred on September 30, 2000 and the unaudited pro forma consolidated statements of operations were prepared to reflect the acquisition as if it had occurred on January 1, 1999. The unaudited pro forma information is based on the individual historical balance sheets and results of operations of Sohu and ChinaRen and is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transaction actually occurred on the dates assumed, nor is it necessarily indicative of the future consolidated results of operations.

SOHU.COM, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2000
(Amounts in thousands of US dollars, except share data)

	Sohu September 30, 2000	ChinaRen September 30, 2000	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$ 70,061	$ 606			$ 70,667
Accounts receivable, net	1,669	87			1,756
Prepaid and other current assets	3,026	513	(1,004)	F	2,535

Total current assets	74,756	1,206	(1,004)		74,958
Fixed assets, net	4,506	2,105			6,611
Intangible assets, net	—	—	33,221	A	33,221
Other assets, net	1,846	35			1,881

	$ 81,108	$ 3,346	32,217		$116,671

LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)
Current liabilities:
Short-term loans	$ —	$ 6,793	(6,600)	F,G	$ 193
Bank overdraft	—	130			130
Accounts payable	1,449	63			1,512
Accrued liabilities	2,615	2,637	422	B,F,G,H	5,674

Total current liabilities	4,064	9,623	(6,178)		7,509

Commitments and contingencies

Shareholders’ equity (deficit):
Preferred Stock	—	4,873	(4,873)	C	—
Common Stock	31	3,506	(3,502)	C,D	35
Additional paid-in capital	98,151	—	32,177	D,E	130,328
Deferred compensation and other	(842)	(1)	(62)	C,I	(905)
Accumulated deficit	(20,296)	(14,655)	14,655	C	(20,296)

Total shareholders’ equity (deficit)	77,044	(6,277)	38,395		109,162

	$ 81,108	$ 3,346	32,217		$116,671

  The accompanying notes are an integral part of these pro forma combined financial statements.

SOHU.COM, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(Amounts in thousands of US dollars, except share data)

	Year Ended December 31, 1999
	Sohu	ChinaRen	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues	$ 1,617	$ —			$ 1,617
Cost of revenues	1,576	123			1,699

Gross profit	41	(123)			(82)
Operating expenses:
Product development	427	432			859
Sales and marketing	1,758	221			1,979
General and administrative	1,270	122			1,392
Stock-based compensation	46	—	39	K	85
Amortization of goodwill and other intangible assets	—	—	16,611	J	16,611

Total operating expenses	3,501	775			20,926

Operating loss	(3,460)	(898)			(21,008)
Interest income, net	11	—			11

Net loss	(3,449)	(898)			(20,997)
Accretion on mandatorily redeemable convertible preferred stock	(917)	—			(917)

Net loss attributable to common stockholders	$(4,366)	$(898)			$(21,914)

Basic and diluted net loss per share attributable to common stockholders	$ (0.47)				$ (1.60)

Shares used in computing basic and diluted net loss per share	9,328		4,401	L	13,729

The accompanying notes are an integral part of these pro forma combined financial statements.
SOHU.COM, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
(Amounts in thousands of US dollars, except share data)

	Nine Months Ended September 30, 2000
	Sohu	ChinaRen	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues	$ 3,774	$ 95			$ 3,869
Cost of revenues	3,561	1,653			5,214

Gross Profit	213	(1,558)			(1,345)
Operating expenses:
Product development	1,494	1,122			2,616
Sales and marketing	6,870	5,811			12,681
General and administrative	3,215	1,443			4,658
Stock-based compensation	446	360	13	K	819
Amortization of goodwill and other intangible assets	—	—	12,458	J	12,458

Total operating expenses	12,025	8,736			33,232

Operating loss	(11,812)	(10,294)			(34,577)
Interest income/(expense)	1,370	(2,307)	383	G	(554)
Other non-operating expense	(526)	—			(526)

Net loss	(10,968)	(12,601)			(35,657)
Beneficial conversion feature on Series B Convertible Preferred Stock	—	(1,155)			(1,155)
Accretion on mandatorily redeemable convertible preferred stock	(3,914)	—			(3,914)

Net loss attributable to common stockholders	$(14,882)	$(13,756)			$ (40,726)

Basic and diluted net loss per share attributable to common stockholders	$ (0.97)				$ (2.06)

Shares used in computing basic and diluted net loss per share	15,407		4,401	L	19,808

The accompanying notes are an integral part of these pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  Pro Forma Adjustments and Assumptions

          On October 18, 2000, Sohu acquired ChinaRen for a total consideration of approximately $32,991,000, comprising 4,401,500 shares of Sohu common stock valued at $31,581,000, stock options issued to ChinaRen employees to purchase 221,002 shares of Sohu common stock valued at $600,000 and other acquisition costs aggregating approximately $810,000. The acquisition has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the Merger date.

          The following adjustments have been reflected in the unaudited pro forma combined financial statements:

          (A) To allocate the purchase price to the fair value of the acquired assets and liabilities of ChinaRen as of September 30, 2000. This adjustment is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the Merger Date. Assuming the transaction had occurred on September 30, 2000, the allocation would have been as follows:

Assets acquired:
Cash	$606,000
Accounts receivable	87,000
Prepaid and other current assets	513,000
Fixed assets, net	2,105,000
Other assets, net	35,000
Goodwill and identifiable intangible assets	33,221,000
Liabilities assumed	(3,639,000)
Deferred stock compensation	63,000

Purchase price	$32,991,000

          (B) To record the accrual of estimated costs resulting from the Merger. It is anticipated that Sohu will incur charges related to the business combination with ChinaRen currently estimated to be $810,000. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with exiting certain activities of ChinaRen and involuntary termination benefits to certain ChinaRen employees. The estimated charge is reflected in the unaudited pro forma combined balance sheet and it is being amortized as part of goodwill in the unaudited pro forma combined statements of operations over its estimated life of 2 years. This charge is a preliminary estimate only and is subject to change.

          Estimated transaction, merger and integration costs include the following:

Legal and accounting professional fees	$523,000
Integration costs	287,000

Total	$810,000

          Actual amounts ultimately incurred could differ from estimated amounts due to the actual time incurred by professional advisors, including attorneys and accountants, as well as negotiations between the Company and its vendors, including landlords.

          (C) To eliminate ChinaRen's historical shareholders' equity.

          (D) To reflect the issuance of Sohu common stock valued at $31,581,000 for the acquisition of ChinaRen.

          (E) To record the fair market value of $600,000 for Sohu options granted for ChinaRen staff.

          (F) To eliminate the interim loan of $1,000,000 (and accrued interest of $4,000) borrowed from Sohu.

          (G) To reflect the conversion into common stock on October 18, 2000 of ChinaRen's short-term loan of $5,600,000, accrued interest of $348,000, and interest expense of $35,000 for the interest free period as a capital contribution.

          (H) To eliminate the deferred revenue of $36,000.

          (I) To record deferred compensation expense of $63,000 related to the unvested portion of Sohu stock options granted in exchange for ChinaRen stock options.

          (J) To record amortization expense of the goodwill and identifiable intangible assets of $16,611,000 and $12,458,000 for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively, as if it had been recorded from January 1, 1999 using estimated useful life of 2 years. The preliminary value of the goodwill and identifiable intangible assets at January 1, 1999 would have been approximately $33,221,000.

          (K) To recognize the stock based compensation expense of $39,000 and $13,000 for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

          (L) Pro forma weighted average number of shares include common stock issued to ChinaRen at the consummation of the acquisition of ChinaRen assuming that the acquisition took place on January 1, 1999.

(c)	Exhibits

	2.1	Agreement and Plan of Merger among Sohu.com Inc., Alpha Sub Inc. and ChinaRen, Inc. dated as of September 13, 2000 (filed as Exhibit 2.1 to the original Report on Form 8-K dated October 18, 2000 and filed with the Commission on November 2, 2000 and incorporated herein by reference)

	2.2	Agreement of Merger among Sohu.com Inc., Alpha Sub Inc. and ChinaRen, Inc. filed with the Secretary of State of California on October 18, 2000 (filed as Exhibit 2.2 to the original Report on Form 8-K dated October 18, 2000 and filed with the Commission on November 2, 2000 and incorporated herein by reference)

	99.1	Press Release dated October 31, 2000 (filed as Exhibit 99.1 to the original Report on Form 8-K dated October 18, 2000 and filed with the Commission on November 2, 2000 and incorporated herein by reference)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

DATED: December 29, 2000
By: /s/ Thomas Gurnee
Name: Thomas Gurnee
Title: Chief Financial Officer